Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Philip Morris International Inc.’s Registration Statements on Form S-3 (File No. 333-150449) and Form S-8 (File Nos. 333-149822, 333-149821), of our report dated February 10, 2011, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Philip Morris International Inc., which appears in this Current Report on Form 8-K of Philip Morris International Inc. dated February 10, 2011.

PricewaterhouseCoopers SA

/s/ James A. Schumacher	/s/ Felix Roth
James A. Schumacher	Felix Roth

Lausanne, Switzerland February 10, 2011